EXHIBIT 32

The following certifications accompany this report and are being furnished pursuant to Item 601(b)(32) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the Act”), and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. These certifications shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by the Registrant for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates them by reference into such a filing.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of ACME Communications, Inc. (the “Company”) hereby certify that, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(i) the quarterly report on Form 10-Q for the period ended June 30, 2008 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2008	By: /s/ Jamie Kellner Jamie Kellner Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
By: /s/ Thomas D. Allen Thomas D. Allen Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)